Exhibit 99.2

SUPPORT AGREEMENT This SUPPORT AGREEMENT (this "Agreement") is entered into as of March 26, 2018, by and among (a) WME Entertainment Parent, LLC, a Delaware limited liability company ("Parent"), and (b) each Person set forth on Exhibit A attached hereto (each such Person, a "Stockholder", and, collectively, the "Stockholders"). Defined terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among Parent, NeuLion, Inc., a Delaware corporation (the "Company"), and Lion Merger Sub, Inc., a Delaware corporation, a Delaware corporation and wholly owned direct or indirect Subsidiary of Parent ("Merger Sub"), as the Merger Agreement is in effect on the date hereof. WHEREAS, as of the date hereof, each Stockholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including power to dispose of (or to direct the disposition of) and has the power to vote (or to direct the voting of)) the number of shares of common stock, par value $0.01 per share (the "Shares"), of the Company set forth opposite the name of such Stockholder on Schedule I hereto; WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which, among other things, the parties have agreed to consummate the Merger, subject to the terms and conditions set forth therein; WHEREAS, the Company Board has unanimously (i) approved and declared advisable the Merger Agreement, (ii) approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement; and WHEREAS, concurrently herewith, each of the Stockholders, and each other stockholder of the Company executing a support agreement on the date hereof, has executed and delivered to Parent and the Company the Stockholder Written Consent pursuant to which such Stockholders have irrevocably approved and adopted the Merger Agreement in accordance with Sections 228(c) and 251(c) of the DGCL, effective upon the execution and delivery of the Merger Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS Section L1 Other Definitions. For purposes of this Agreement: (a) "Constructive Disposition" means, with respect to any Subject Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, "put-call," margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security. (b) "Subject Shares" means, with respect to any Stockholder, the Shares set forth next to the name of such Stockholder on Schedule I hereto, together with any other Shares that are directly or indirectly acquired by such Stockholder prior to the termination of this Agreement in accordance with the terms hereof. ARTICLE II VOTING AGREEMENT Section 2.1 Agreement to Vote the Subject Shares. (a) From and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, at any meeting of the Company's stockholders (or any adjournment or postponement thereof), however called, and, except for clause (i) below, in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder agrees to take the following actions (or to cause the applicable holder of record of its Subject Shares to take the following actions): (1) to appear and be present (in accordance with the Company Bylaws) at such meeting of the Company's stockholders; (ii) to affirmatively vote and cause to be voted all of its Subject Shares in favor of ("for"), or, if action is to be taken by written consent in lieu of a meeting of the Company's stockholders, deliver to the Company a duly executed affirmative written consent in favor of ("for"), the adoption of the Merger Agreement and the approval of all of the transactions contemplated by the Merger Agreement, including the Merger, to the extent that such matters are submitted for a vote at any such meeting or are the subject of any such written consent; and (iii) to vote and cause to be voted all of its Subject Shares against, and not provide any written consent with respect to or for, the adoption or approval of (1) any Acquisition Proposal (and the transactions contemplated thereby), (2) any action, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Sections 6.01 and 6.02 of the Merger Agreement, and (3) any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any amendment, supplement, modification or restatement of the Company Charter or the Company Bylaws, or any other action (or failure to act), to the extent such agreement, amendment, supplement, modification or 2 restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the Transactions. (b) Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate, or prevent, impair or delay such Stockholder from performing such Stockholder's obligations under, the provisions and agreements set forth in this Article IL ARTICLE HI STANDSTILL AND NON-SOLICITATION Section 3.1 Standstill in Respect of Subject Shares. Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, such Stockholder shall not, directly or indirectly, except as (i) specifically requested or approved by Parent in writing or (ii) expressly contemplated by this Agreement: (a) sell, transfer {including by operation of Law), exchange, gift, tender, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition) (collectively, a "Transfer"), or enter into any contract, option or other agreement with respect to a Transfer of, any or all of such Stockholder's Subject Shares (or any right, title or interest thereto or therein); (b) deposit any of such Stockholder's Subject Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of such Stockholder's Subject Shares; (c) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its subsidiaries; (d) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company to (i) not adopt the Merger Agreement or (ii) approve any other matter that if approved would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger; (e) make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions), any extraordinary transaction involving the Company or its subsidiaries or its and its subsidiaries' securities or material assets, except as required by Law; (f) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (a)-(e) of this Section 3.1; or 3 (g) agree (whether or not in writing) to take any of the actions referred to in this Section 3.1. Any action taken in violation of the foregoing shall be null and void ab initio. Section 3.2 Additional Subject Shares. Until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder shall promptly notify Parent of the number of Shares, if any, as to which such Stockholder acquires record or beneficial ownership after the date hereof. Any Shares as to which such Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Subject Shares, as applicable, for purposes of this Agreement. In the event of a stock split, stock dividend, or any change in the Shares by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or interests or similar occurrence, the term "Subject Shares" shall be deemed to refer to and include any Shares or other shares of capital stock which are received by a Stockholder in any such transaction. Section 3.3 Acquisition Proposals. (a) From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder (i) shall fulminate all soliciting activities, discussions, negotiations, agreements or arrangements by or on behalf of such Stockholder with any Person (other than the Company, Parent, Merger Sub or their respective Representatives) regarding any proposal, expression of interest, request for information, or other communication that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) shall not, and shall cause its Representatives not to, directly or indirectly, (A) conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any Person that is seeking to make, has made or, to the knowledge of such Stockholder, is considering making an Acquisition Proposal or otherwise take such actions in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal, (B) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information or responding to any communication) any inquiries regarding, or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (C) enter into any agreement (whether binding, non-binding, conditional or otherwise) with respect to an Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal or (D) knowingly cooperate with, assist, or participate in any effort by, any Person (or any Representative of a Person) that has made, is seeking to make, has informed the Company or such Stockholder of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (iii) shall immediately notify Parent or its Representatives in writing of such Stockholder's receipt of any Acquisition Proposal or any request for discussions or negotiations with respect to any Acquisition Proposal, and provide Parent with copies of all documents and other written communications received by such Stockholder setting forth the terms and conditions of such Acquisition Proposal, and (iv) shall keep Parent informed on a reasonably prompt and current basis (in any event within twenty-four (24) hours) of the status of any such Acquisition Proposal received by such Stockholder (including the content and status of all material discussions and communications in respect thereof and any change or proposed change to the terms thereof). 4

(b) For the avoidance of doubt, nothing in this Section 3.3 shall affect in any way the obligations of any Person (including the Company) under the Merger Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS Each Stockholder hereby represents and warrants to Parent as follows: Section 4.1 Authority; Binding Nature. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Stockholder. The execution and delivery of this Agreement by such Stockholder, the performance of such Stockholder's obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder have been duly and validly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors' rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity). Section 4.2 Ownership of Shares. As of the date hereof, such Stockholder beneficially owns the number of Shares set forth opposite the name of such Stockholder on Schedule I hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (except for transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). Such Stockholder has the sole power to vote (or cause to be voted) the Subject Shares, the sole power to dispose of the Subject Shares and good and valid title to the Subject Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any Equity Interests (other than Company Stock Options and Company Restricted Stock Units held by each Stockholder that is an employee or director of the Company, as applicable), of the Company other than the Shares set forth opposite the name of such Stockholder on Schedule I hereto and as disclosed in the filings made by, or on behalf of, such Stockholder with the SEC pursuant to Section 13(g) of the Exchange Act or Section 16(a) of the Exchange Act. Section 4.3 No Conflicts. The execution and delivery by the Company of this Agreement by such Stockholder do not, and the performance of such Stockholder's obligations hereunder and compliance with the terms hereof will not, conflict with, require any payment or consent under or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of (i) the organizational documents of such Stockholder, (ii) any Contract which such Stockholder is a party or by which any of their 5 respective properties or assets is bound or (iii) any Law or Order applicable to such Stockholder or its respective properties or assets. Section 4.4 Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to such Stockholder's knowledge, threatened against or involving or affecting, such Stockholder or its Shares that, if adversely determined (in accordance with the claimant's demands, if applicable), would reasonably be expected to prevent, interfere with, impair or delay the ability of such Stockholder to timely perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Stockholder on the terms and, and subject to the conditions of, this Agreement. Section 4.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission that is payable by the Company, Parent or any of their respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by the Company). Section 4.6 Reliance by Parent. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel and other professional advisors of its own choosing. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement. Such Stockholder understands and acknowledges that the Merger Agreement governs the feints of the Merger and the other transactions contemplated thereby. Section 4.7 Knowledge. As of the date hereof, such Stockholder is not aware of any breach or inaccuracy in any of the representations or warranties of the Company contained in the Merger Agreement (as modified by the Company Disclosure Letter). ARTICLE V TERMINATION Section 5.1 Termination. (a) Subject to Section 5.1(b), this Agreement shall terminate, without further action by any of the parties hereto, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and each of the Stockholders, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the consummation of the Merger. Subject to Section 5.1(b), upon termination of this Agreement in accordance with this Section 5.1(a), (x) this Agreement shall be deemed null and void and shall have no further force or effect, (y) other than a termination in accordance with clause (iii) of this Section 5.1(a)1, the Stockholder Written Consent and any other consent executed pursuant hereto shall be deemed null and void and shall have no further force or effect and (z) there shall be no liability or obligation hereunder on the part of Parent or any of the Stockholders or any of their respective Affiliates, or any of their or their respective Affiliates' managers, directors, 6 stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns. (b) Notwithstanding Section 5.1(a), teiiiiination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party's willful and material breach of any of the Willis of this Agreement prior to such termination. The provisions of this Article V and Article VI hereof shall survive the termination of this Agreement. Unless this Agreement has been teiminated in accordance with Section 5.1(a), notwithstanding anything herein to the contrary, the obligations of the Stockholders hereunder shall apply whether or not the Merger Agreement, the Merger or any action described herein is recommended by the Company Board (or any committee thereof). ARTICLE VI MISCELLANEOUS Section 6.1 Appraisal Rights; Claims. (a) To the extent permitted by applicable Law, each Stockholder hereby irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger and the other transactions contemplated by the Merger Agreement that such Stockholder may have under Section 262 of the DGCL or other similar Law. (b) Each Stockholder agrees (on its own behalf and on behalf of its successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of the Merger. Section 6.2 Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent of its identity and holdings of the Subject Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement, and (ii) will give to Parent, as promptly as practicable after such Stockholder receives a written request therefor from Parent, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. Each Stockholder will notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information has become false or misleading in any material respect. Each Stockholder agrees not to issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent, except for filings required under the Exchange Act or such publication or disclosure as may be required by applicable Law, provided, that, to the extent practicable, Parent shall be afforded a reasonable opportunity to review and comment on any such proposed filing, publication or disclosure. Section 6.3 Further Actions. From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, each Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement. Prior to the Effective Time, the Stockholder shall take all actions necessary to ensure that, at or prior to the Effective Time, that certain Stockholders' Agreement, dated as of January 30, 2015 (as amended, modified, supplemented or restated), by and among the Company, the Stockholder and the other Voting Parties (as defined therein), shall terminate and shall be of no further force and effect thereafter. Section 6.4 Amendments and Waivers. Except for amendments to Schedule I hereto in accordance with the teiiiis of this Agreement, this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. Section 6.6 Applicable Law; Jurisdiction; Waiver of Jury Trial. Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the "Chosen Courts"), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Chosen Courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.7 or in such other manner as may be permitted by applicable Law, shall be valid, effective and sufficient service thereof. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY 8

IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OTHER TRANSACTION. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.6. Section 6.7 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice): (a) if to any Stockholder, to: Nancy Li 1600 Old Country Road Plainview, NY 11803 (b) if to Parent, to: WME Entertainment Parent, LLC 9601 Wilshire Boulevard, 3rd Floor Beverly Hills, CA 90210 Fax: 310-246-3343 Attention: Chief Legal Officer With a copy (which shall not constitute actual or constructive notice) to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attention: Justin G. Hamill Brian C. Lavin Email: jhamill@paulweiss.com blavin@paulweiss.com Section 6.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings, both written and oral, among the parties. 9 Section 6.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, provided, that Parent may assign, in its sole discretion and at any time, any or all of their respective rights, interests and obligations under this Agreement to any direct or indirect Affiliate of Parent without the consent of any other party hereto, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person any rights or remedies hereunder. Section 6.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. Section 6.11 Specific Performance. The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties to this Agreement shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the feints and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement shall not be required to prove actual damages. Section 6.12 Fees and Expenses. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Section 6.13 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as otherwise provided in this Agreement. Section 6.14 Capacity. The Stockholder signs this Agreement solely in the Stockholder's capacity as a stockholder of the Company, and not in the Stockholder's capacity as a director or officer of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions 10 (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement. Section 6.15 Non-Recourse. This Agreement may only be enforced against, and any claim or clause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No Person shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Section 6.16 Obligations Several. The obligations of the Stockholders under this Agreement shall be several and not joint and several. [Signature Page Follows] 11 IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written. WME ENTERTAINMENT PARENT, LLC 1 By: /s/ Name: Jason Lublin Title: Chief Financial Officer [Signature Page to Support Agreement] Exhibit A Subject Shares Stockholder Number of Subject Shares Nancy Li 41,350,056